    As filed with the Securities and Exchange Commission on August 29, 2001

                                                      Registration No. 333-_____

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            APPLIED INNOVATION INC.
            (Exact name of Registrant as specified in its charter)

                 Delaware                                   31-1177192
       (State or other jurisdiction                      (I.R.S. Employer
     of incorporation or organization)                  Identification No.)

                             5800 Innovation Drive
                             Columbus, Ohio 43016
             (Address of Registrant's principal executive offices)

                            APPLIED INNOVATION INC.
                           2001 STOCK INCENTIVE PLAN
                           (Full Title of the Plan)


                               Michael P. Keegan
             Vice President, Chief Financial Officer and Treasurer
                            Applied Innovation Inc.
                             5800 Innovation Drive
                             Columbus, Ohio 43016
                                (614) 798-2000
           (Name, address and telephone number of agent for service)

                         Copies of Correspondence to:
                           Curtis A. Loveland, Esq.
                      Porter, Wright, Morris & Arthur LLP
                             41 South High Street
                             Columbus, Ohio 43215
                                (614) 227-2004

                        Calculation of Registration Fee

--------------------------------------------------------------------------------------------------
                                          Proposed Maximum     Proposed Maximum      Amount of
Title of Securities       Amount to be     Offering Price     Aggregate Offering    Registration
to be Registered           Registered        Per Share*             Price*              Fee*
--------------------------------------------------------------------------------------------------
Common stock,
  $.01 par value            2,000,000          $7.97            $15,940,000           $3,985
--------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of Applied Innovation Inc. Common Stock as reported on the Nasdaq National Market on August 27, 2001.

This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Applied Innovation Inc. Common Stock, $.01 par value, as may be issuable pursuant to future stock dividends, stock splits, or similar transactions.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information concerning the Applied Innovation Inc. 2001 Stock Incentive Plan, specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement.


                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Documents by Reference

     We incorporate by reference the following documents that we have previously filed with the Securities and Exchange Commission:

     1. Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (filed March 27, 2001);

     2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 (filed May 11, 2001) and June 30, 2001 (filed August 9, 2001);

     3. Definitive Proxy Statement for the Annual Meeting of Shareholders held on April 26, 2001 (filed March 23, 2001);

     4. Preliminary Proxy Statement for the Annual Meeting of Shareholders held on April 26, 2001 (filed March 9, 2001); and

     5. The description of common stock which is contained in our Form 10-SB (Registration 0-21352) filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such description, is hereby incorporated by reference.

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

     Delaware law, our Amended and Restated Certificate of Incorporation, and our by-laws contain provisions relating to the limitation of liability and indemnification of our directors and officers. We describe these provisions below.

     Our by-laws state that we shall indemnify our officers, directors, employees and agents to the extent permitted by Delaware law. Under Section 145 of Delaware General Corporation Law, indemnification of any person who is or was a party or threatened to be made so in any action by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or was serving as such of another corporation or enterprise at the request of the corporation is permitted against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the indemnified person in such proceeding where:

     . the indemnified person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation;

     . in criminal actions, where he or she had no reasonable cause to believe his conduct was unlawful; and

     . in lawsuits brought by or on behalf of the corporation, if the standards of conduct described above are met, except that no indemnification is permitted in respect to any matter in which the person is adjudged to be liable to the corporation unless a court shall determine that indemnification is fair and reasonable in view of all the circumstances of the case.

     Indemnification against expenses, including attorneys' fees, actually and reasonably incurred by directors, officers, employees, and agents is required in those cases where the person to be indemnified has been successful on the merits or otherwise in defense of a lawsuit of the type described above. In cases where indemnification is permissive, a determination as to whether the person met the applicable standard of conduct must be made, unless ordered by a court, by majority vote of the disinterested directors, by a committee of the disinterested directors designated by a majority vote of such directors, even though less than a quorum, by independent legal counsel, or by the stockholders. Such indemnification rights are specifically not deemed to be exclusive of other rights of indemnification by agreement or otherwise and the corporation is authorized to advance expenses incurred prior to the final disposition of a matter upon receipt of an undertaking to repay such amounts on a determination that indemnification was not permitted in the circumstances of the case.

     Our Amended and Restated Certificate of Incorporation provides that our directors are not personally liable to us or our stockholders for monetary damages for breach of their fiduciary duties as directors to the fullest extent permitted by Delaware law. Existing Delaware law permits the elimination of limitation of directors' personal liability to us or our shareholders for monetary damages for breach of their fiduciary directors, except for:

     .  any breach of a director's duty of loyalty to us or our stockholders;

     . acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

     .  any transaction for which a director derived improper personal benefits;

     .  the unlawful payment of dividends; and

     .  unlawful stock repurchases or redemptions.

     Because of these exculpation provisions, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or that otherwise violate their fiduciary duties as directors, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are not available to stockholders, stockholders may not have an effective remedy against a director in connection with the director's conduct.

     Under Section 145 of Delaware General Corporation Law, we may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent, or who, while serving in such capacity, is or was at our request, a director, officer, employee or agent of another corporation or other enterprise, against liability asserted against or incurred by such person in any such capacity whether or not we would have the power to provide indemnity under
Section 145 or our by-laws. We have obtained insurance which, subject to certain exceptions, insures the directors and officers of our company and our subsidiaries.

     We have entered into indemnification contracts with our directors and certain officers which provide that such directors and officers will be indemnified to the fullest extent provided by Delaware Law by reason of the fact that they were a director, officer, employee, or agent, of ours, or were serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise.

     No indemnity will be provided under such indemnification contracts:

     . except to the extent that the aggregate losses to be indemnified pursuant thereto exceed the amount for which the indemnitee is indemnified pursuant to any directors and officers liability insurance purchased and maintained by us;

     . in respect to remuneration paid to an indemnitee if it shall be determined by a final judgment that such remuneration was in violation of law;

     . on account of any suit in which judgment is rendered against an indemnitee for an accounting of profits made from the purchase or sale by indemnitee of our securities pursuant to the provision so Section 16(b) of the Securities Exchange Act of 1934 or similar provisions of any state or local law;

     . on account of the indemnitee's act or omission being finally adjudged to have been not in good faith or involving intentional misconduct or a knowing violation of law; or

     . if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

     Under the Company's 2001 Stock Incentive Plan, no member of our board, or no member of our stock option and compensation committee appointed by our board, shall be liable for any good faith determination, act or failure to act in connection with the Plan or any option granted thereunder.

     This discussion of our restated certificate of incorporation, by-laws, indemnification agreements, and of Section 145 of Delaware Law is not intended to be exhaustive and is respectively qualified in its entirety by such certificate of incorporation, by-laws, agreements, and Delaware law.

Item 7. Exemption from Registration

     Not applicable.

Item 8.  Exhibits

Exhibit                              Exhibit
Number                             Description
------                             -----------

  4(a)         Amended and Restated Certificate of Incorporation of the Company.
               (Reference is made to Appendix C to the Company's Definitive Proxy Statement for the 2001 Annual Meeting of Stockholders held on April 26, 2001, filed with the Securities and Exchange Commission on March 23, 2001, and incorporated herein by reference).

  4(b)         By-laws of the Company, as amended. (Reference is made to Exhibit
               3.2 to the Company's Registration Statement on Form 10-SB, filed with the Securities and Exchange Commission on March 10, 1993, and incorporated herein by reference).

  4(c) Applied Innovation Inc. 2001 Stock Incentive Plan (Reference is made to Appendix B to the Registrant's Definitive Proxy Statement for the 2001 Annual Meeting of Stockholders held on April 26, 2001, filed with the Securities and Exchange Commission on March 23, 2001, and incorporated herein by reference).

  5     *      Opinion of Porter, Wright, Morris & Arthur LLP regarding
               legality.

 23(a)  *      Consent of Porter, Wright, Morris & Arthur LLP (included in
               Exhibit 5 filed herewith).

 23(b)  *      Consent of KPMG LLP.

 24     *      Power of Attorney.
_____________

 * Filed with this Registration Statement


Item 9.  Undertakings

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sale are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed what was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  Signatures

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on August 29, 2001.

                              APPLIED INNOVATION INC.


                              By:   /s/ Robert L. Smialek
                                 -----------------------------------------------
                                    Robert L. Smialek
                                    President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                        Title                                        Date
---------                                                        -----                                        ----
    *Gerard B. Moersdorf, Jr.                     Chairman of the Board and Founder                      August 29, 2001
-----------------------------------
      Gerard B. Moersdorf, Jr.

    /s/ Robert L. Smialek                         Chief Executive Officer,                               August 29, 2001
-----------------------------------
      Robert L. Smialek                           President and Director
                                                  (Principal Executive Officer)

    *Michael P. Keegan                            Vice President, Chief Financial                        August 29, 2001
-----------------------------------
      Michael P. Keegan                           Officer and Treasurer
                                                  (Principal Financial and Accounting Officer)

    *Michael J. Endres                            Director                                               August 29, 2001
-----------------------------------
      Michael J. Endres

    *Thomas W. Huseby                             Director                                               August 29, 2001
-----------------------------------
      Thomas W. Huseby

    *William H. Largent                           Director                                               August 29, 2001
-----------------------------------
      William H. Largent

    *Curtis A. Loveland                           Director                                               August 29, 2001
-----------------------------------
      Curtis A. Loveland

    *Gerard B. Moersdorf, Sr.                     Director                                               August 29, 2001
-----------------------------------
      Gerard B. Moersdorf, Sr.

    *Richard W. Oliver                            Director                                               August 29, 2001
-----------------------------------
      Richard W. Oliver

    *Alexander B. Trevor                          Director                                               August 29, 2001
-----------------------------------
      Alexander B. Trevor

*By: /s/ Robert L. Smialek
    -----------------------------------
    Robert L. Smialek, attorney-in-fact
    for each of the persons indicated

                         Registration No. 333-_______



                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                           ________________________


                                   FORM S-8

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933

                           _________________________


                            Applied Innovation Inc.

                           _________________________

                                   EXHIBITS
                           _________________________

                                 EXHIBIT INDEX


Exhibit                              Exhibit
Number                             Description
------                             -----------

  4(a)         Amended and Restated Certificate of Incorporation of the Company.
               (Reference is made to Appendix C to the Company's Definitive Proxy Statement for the 2001 Annual Meeting of Stockholders held on April 26, 2001, filed with the Securities and Exchange Commission on March 23, 2001, and incorporated herein by reference).

  4(b)         By-laws of the Company, as amended. (Reference is made to Exhibit
               3.2 to the Company's Registration Statement on Form 10-SB, filed with the Securities and Exchange Commission on March 10, 1993, and incorporated herein by reference).

  4(c) Applied Innovation Inc. 2001 Stock Incentive Plan (Reference is made to Appendix B to the Registrant's Definitive Proxy Statement for the 2001 Annual Meeting of Stockholders held on April 26, 2001, filed with the Securities and Exchange Commission on March 23, 2001, and incorporated herein by reference).

  5      *     Opinion of Porter, Wright, Morris & Arthur LLP regarding
               legality.

 23(a)   *     Consent of Porter, Wright, Morris & Arthur LLP (included in
               Exhibit 5 filed herewith).

 23(b)   *     Consent of KPMG LLP.

 24      *     Power of Attorney.


---------

 * Filed with this Registration Statement